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                      EMPLOYMENT/NON-COMPETE AGREEMENT


        This Employment Agreement (the "Agreement"), effective as of this 28th day of April, 1997, is between Granite Financial Inc., a Delaware corporation ("Company"), and Larry White ("LW").

                                   RECITALS

A. The Company desires to hire LW to serve as the President and Chief Operating Officer of the Company.

B.      LW desires to accept such employment by the Company.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Employment. Upon the terms and subject to the conditions contained herein, LW shall, during the term of this Agreement, serve as President and Chief Operating Officer of the Company and shall perform such duties and responsibilities as designated from time to time by Chairman and Chief Executive Officer of the Company. LW hereby accepts such position and, during the term of this Agreement, shall devote his full time, skill, energy and attention to the business of the Company.

2. Term. The period of employment under this Agreement shall commence as of the date hereof and, subject to the terms and conditions hereof, shall terminate on June 30, 1998. The Company shall have the option to extend the period of employment for an additional one year at the end of the initial term by notice to LW given on or prior to March 31, 1998. The period of employment is referred to hereinafter as the "Employment Term."

3.      Compensation.

        3.1 Salary. During the Employment Term, Company shall pay LW an annual salary of $120,000. If, prior to the scheduled expiration of the Employment Term, Company terminates LW without Cause (as hereinafter defined), Company shall remain obligated to pay LW his salary hereunder, when the same becomes due, and continue to provide LW with all benefits under Section 3.2 below through the expiration of the Employment Term. The salary shall be paid in accordance with the Company's payroll policy in effect from time to time, currently twice per month on the 15th and the last day of each month.

        3.2 Benefit Plans. During the Employment Term, LW shall be entitled to participate in all benefit plans applicable to employees of Company, and to be entitled to all other benefits and perquisites, to the extent eligible, generally offered to the other full-time employees or officers of Company, including, as may be amended from time to time, all health, medical and disability benefit plans of the Company. LW shall be entitled


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                to four weeks (20 business days) of paid vacation time for each full calendar year that LW is employed by the Company.

        3.3 Performance Reviews. On an annual basis, the Company shall review LW's performance and shall make a determination as to any increase in LW's base pay and an award of a bonus to LW in the form of cash, restricted stock, stock options or other consideration. The Company will make such determination based on LW's performance and the financial results of the Company. Except as hereinafter provided with respect to the guaranteed bonuses, whether a pay increase and/or bonus are granted and the amount and form of consideration for each shall be at the sole and absolute discretion of the Company, as determined by the Chairman or the Board of Directors of the Company, and such determination shall be final and binding upon the parties hereto. The Company shall pay LW a guaranteed cash bonus of $5,000 on June 30, 1997, and $30,000 on June 30, 1998, as
                further consideration for this Agreement and the non-compete provisions contained in Section 4 hereof.

        3.4 Stock Options. As additional consideration for entering into this Agreement, Company shall grant and issue to LW 10,000 incentive stock options pursuant to the Company's 1996 Omnibus Stock Option Plan, as amended (the "Plan"). The terms and conditions and form of such option shall be as stated in the form of option attached hereto as Exhibit A, and shall contain an exercise price equal to the closing price of the Company's common stock, as reported on the NASDAQ National Market System, as of April 25, 1997.

4.      Non-Compete Provisions.

        4.1 Restrictive Covenants. LW agrees that during the period beginning upon execution of this Agreement and ending one (1) year after the date that LW ceases to be an employee of Company for any reason (the "Restricted Period"), LW will not, without the express written approval of the Company (i) solicit the hire or employment of any person who is an employee of the Company or any other affiliate or subsidiary of the Company at the date of solicitation; (ii) act as employee, consultant, shareholder, lender or agent of an entity which engages in any such solicitation or (iii) directly or indirectly, manage, own, operate, advise or join, control, or participate in the ownership, management, operation or control of, or provide services to or be employed by or connected with, in any manner, any person engaged anywhere in the United States in the equipment leasing or finance business or any other business engaged in by the Company or any affiliate or subsidiary of the Company as of the date LW ceases to be employed by Company. Notwithstanding the foregoing, LW may invest in public companies engaged in a competing business provided such investment is passive and does not exceed 1% of the outstanding stock of the public company.


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        4.2     Reasonableness.  LW acknowledges and agrees that the
                restrictive covenants set forth in Section 4.1 (collectively, the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants, or any part thereof, and, in its modified form, such Restrictive Covenant shall then be valid and enforceable.

        4.3 Remedies and Survival. In the event of a breach by LW of any of the Restrictive Covenants, LW acknowledges that the Company will suffer substantial and irreparable damage and agrees that the Company shall be entitled to a temporary restraining order, preliminary injunction and/or a permanent injunction restraining LW from continuing to breach any of said covenants as well as other remedies permitted by applicable law. This
                Section 4 shall survive termination of this Agreement and/or LW's employment.

5. Confidentiality and Non-Disclosure Agreement. Concurrent with the execution of this Agreement, LW shall enter into the Non-Disclosure Agreement in the form attached hereto as Exhibit B.

6. Permanent Disability or Death. In the event LW shall fail during the Employment Term, because of illness, physical or mental disability or other incapacity for a period of two consecutive months, to render the services provided for by this agreement ("Permanent Disability"), or in the event of the death of LW, this Agreement shall terminate as of the date of Permanent Disability or death, and the Company shall not have any further obligations hereunder.

7. Discharge for Cause. Company shall have the right to terminate the employment of LW for Cause. As used herein, the term "Cause" shall be limited to:

                i) A willful breach of duty by LW during the course of his employment;

               ii)      Habitual neglect of duty by LW; or

              iii)      Disloyal, dishonest or illegal conduct of LW.

8. Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be finally settled exclusively by arbitration in Denver, Colorado in accordance with the Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


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9.      Severability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

10. Amendment. This Agreement can only be amended by a writing signed by the party against whom such amendment is sought to be enforced.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the Company and its successors and assigns, and any entity with which Company may merge or consolidate. Since LW's duties and services hereunder are special, personal and unique in nature, LW may not transfer, sell or otherwise assign his obligations under this Agreement. No right or interest of LW under this Agreement shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process.

12. Expenses. In the case of any proceeding involving this Agreement to which Company and the LW are adverse parties, the losing party shall reimburse the prevailing party for all costs and expenses, including attorneys' fees and disbursements, incurred by the prevailing party in defense or prosecution of any such proceeding.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any provision of Colorado law relating to the conflict of laws.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                GRANITE FINANCIAL, INC.


                                By: William W. Wehner
                                   -----------------------------
                                Title: Chairman & CEO
                                      --------------------------


                                LARRY WHITE


                                By: LARRY K. WHITE
                                   -----------------------------
                                    Larry White


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